FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005; 215-546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2010

Philadelphia, PA, February 7, 2011 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted net income attributable to common shareholders, a non-GAAP measure, of $1.6 million, or $0.08 per common share-diluted, for the first fiscal quarter ended December 31, 2010, as compared to adjusted net income attributable to common shareholders of $1.1 million, or $0.06 per common share-diluted, for the first fiscal quarter ended December 31, 2009.  A reconciliation of the Company’s reported GAAP net (loss) income attributable to common shareholders to adjusted net income attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

For the first fiscal quarter ended December 31, 2010, the Company reported a GAAP net loss attributable to common shareholders of $567,000, or $0.03 per common share-diluted, as compared to GAAP net income attributable to common shareholders of $971,000, or $0.05 per common share-diluted, for the first fiscal quarter ended December 31, 2009.

The GAAP net loss attributable to common shareholders for the first fiscal quarter ended December 31, 2010 was primarily the result of losses generated from LEAF Financial Corporation (“LEAF”), the Company’s commercial finance operating segment, and deferred tax asset adjustments.  Schedule I reflects the removal of these items to derive adjusted net income attributable to common shareholders.

Jonathan Cohen, CEO and President, commented, “We continue to make progress scaling our business. We are seeing substantial growth in management fees generated from real estate products including our new non-traded REIT and from Resource Capital Corp, our publicly traded externally managed REIT.  We are starting to see growth at Apidos Capital and across Resource Financial Fund Management. During the quarter, we re-capitalized LEAF and are now starting to grow that business. We also executed on the sale of certain non-core assets and built up our cash position while continuing to lower our net-debt.  We are pleased but are now looking for scale.”

Assets Under Management

The following table details the Company’s assets under management by operating segment, which decreased by $1.3 billion (10%) from December 31, 2009 to December 31, 2010:

	At December 31,	At December 31,
	2010	2009
Financial fund management	$ 9.7 billion	$ 10.4 billion
Real estate	1.5 billion	1.7 billion
Commercial finance	0.8 billion	1.2 billion
	$ 12.0 billion	$ 13.3 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Book Value

As of December 31, 2010, the Company’s book value per common share was $7.31 per share.  Total stockholders’ equity was $134.0 million as of December 31, 2010 as compared to $142.3 million as of December 31, 2009.  Total common shares outstanding were 18,320,863 as of December 31, 2010 as compared to 18,036,643 as of December 31, 2009.

Highlights for the First Fiscal Quarter Ended December 31, 2010 and Recent Developments
LEASING:

♦
In January 2011, LEAF raised or obtained commitments for up to approximately $236 million of equity and debt capital to expand its leasing platform through its new lease origination and servicing subsidiary, LEAF Commercial Capital, Inc. ("LEAF Commercial").  LEAF Commercial is a joint venture among LEAF, Resource Capital Corp. (“RCC”) and Guggenheim Securities, LLC ("Guggenheim").  RCC and Guggenheim committed to investing up to $44 million of capital in the form of preferred stock and subordinated debt into LEAF Commercial.  In addition, Guggenheim has arranged a new financing facility for LEAF Commercial of up to $192 million in revolving senior debt to fund new originations.

♦
Securitizations: Since May 2010, LEAF has completed five securitization transactions totaling $700 million on behalf of affiliates for which it manages leasing portfolios.  These transactions have been term funded through the issuance of contract-backed notes and LEAF will continue to service these securitization pools.

REAL ESTATE:

♦
Fundraising:  Resource Real Estate (“RRE”), the Company's real estate operating segment, has sponsored and is the external manager of Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”), which is a public real estate program.  Through February 1, 2011, RRE Opportunity REIT has raised approximately $27.7 million and has made the acquisition described below.

®	Acquisitions:

–
In December 2010, RRE purchased through RRE Opportunity REIT, a loan secured by a first lien mortgage on a multifamily rental property in Birmingham, Alabama for $6.3 million.  In connection with this purchase, the Company received $126,000 in acquisition fees and will receive asset management and property management fees in the future.

–
In October 2010, RRE purchased a loan through RCC for $8.1 million with an existing joint venture partner.  The loan is secured by two multifamily rental properties located in Decatur, Georgia. In connection with this purchase, the Company received $82,000 in acquisition fees and will receive asset management and property management fees in the future.

®
Property Management: Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 14,128 units at 51 properties as of December 31, 2010 from 13,127 units at 50 properties as of December 31, 2009.

FINANCIAL FUND MANAGEMENT:

®
Sale of Management Agreement/Equity: In December 2010, the Company’s subsidiary, Resource Europe Management Limited (“REM”), completed the sale and assignment of REM’s rights, title and interest in the management agreement for Resource Europe CLO I B.V. (“REM I”), a €300 million collateralized loan obligation.  In connection with the sale and assignment of the management agreement, Resource Financial Fund Management, Inc., the Company’s structured finance operating segment (“RFFM”), sold its equity interest in REM I.  The aggregate purchase price of the assets sold by REM and RFFM was approximately $11.1 million, net of transaction costs, and as a result of this transaction, the Company recorded a net gain of $5.1 million.

®
Additional Management Engagement:  In November 2010, a subsidiary of RFFM was awarded the management contract for an existing $255 million third-party collateralized debt obligation issuer for which it will receive future management fees.

CORPORATE:

®
Decreased Borrowings: As of December 31, 2010, the Company reduced its consolidated borrowings outstanding by $108.4 million, or 62%, to $65.6 million from $174.0 million at December 31, 2009.  This decrease primarily reflects the repayment and termination of the commercial finance credit facility, which had a $124.9 million balance at December 31, 2009.  At December 31, 2010, borrowings include $21.8 million in non-recourse short-term bridge financing for its commercial finance operations, $12.8 million of corporate revolving debt, $14.8 million of senior notes (net of a discount) and $16.2 million of other debt (of which $13.4 million is in mortgage debt secured by the underlying properties).

®
Share Repurchase Plan:  The Company’s Board of Directors authorized a new share repurchase plan on December 17, 2010 under which the Company may buy up to $20.0 million of its outstanding common stock, replacing a share repurchase plan that had been approved by the Board in July 2007.

®
Dividends:  The Company’s Board of Directors authorized the payment on January 31, 2011 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on January 21, 2011.  RCC, its externally managed REIT, declared a cash dividend of $0.25 per common share for its fourth quarter ended December 31, 2010.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Chadwick Securities, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliation of GAAP net (loss) income attributable to common shareholders to adjusted net income attributable to common shareholders.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	September 30,
	2010	2010
	(unaudited)
ASSETS
Cash	$14,530	$11,243
Restricted cash	5,401	12,018
Receivables	622	1,671
Receivables from managed entities and related parties, net	62,016	66,416
Investments in commercial finance, net	22,286	12,176
Investments in real estate, net	27,462	27,114
Investment securities, at fair value	21,716	22,358
Investments in unconsolidated entities	14,387	13,825
Property and equipment, net	9,364	9,984
Deferred tax assets	42,010	43,703
Goodwill	7,969	7,969
Other assets	5,411	5,776
Total assets	$233,174	$234,253

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$35,661	$38,492
Payables to managed entities and related parties	952	156
Borrowings	65,640	66,110
Deferred tax liabilities	411	411
Total liabilities	102,664	105,169

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	−	−
Common stock, $.01 par value, 49,000,000 shares authorized; 28,171,720 and 28,167,909 shares issued, respectively (including nonvested restricted stock of 732,308 and 741,086, respectively)	274	274
Additional paid-in capital	282,062	281,378
Accumulated deficit	(38,676)	(37,558)
Treasury stock, at cost; 9,118,549 and 9,125,253 shares, respectively	(99,245)	(99,330)
Accumulated other comprehensive loss	(10,431)	(12,807)
Total stockholders’ equity	133,984	131,957
Noncontrolling interests	(3,474)	(2,873)
Total equity	130,510	129,084
	$233,174	$234,253

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2010	2009
REVENUES
Real estate	$6,874	$6,947
Commercial finance	1,476	8,823
Financial fund management	8,330	9,652
	16,680	25,422
COSTS AND EXPENSES
Real estate	5,461	4,727
Commercial finance	4,273	4,575
Financial fund management	6,720	4,704
General and administrative	3,116	3,432
(Gain) loss on sale of leases and loans	(11)	582
Provision for credit losses	1,606	776
Depreciation and amortization	1,125	2,206
	22,290	21,002
OPERATING (LOSS) INCOME	(5,610)	4,420

OTHER INCOME (EXPENSE)
Gain on the sale of assets	6,520	−
Loss on sale of investment securities, net	(1,470)	−
Interest expense	(2,369)	(3,817)
Other income, net	1,095	570
	3,776	(3,247)
(Loss) income from operations before taxes	(1,834)	1,173
Income tax (benefit) provision	(642)	585
Net (loss) income	(1,192)	588
Add: Net loss attributable to noncontrolling interests	625	383
Net (loss) income attributable to common shareholders	$(567)	$971

Basic (loss) income per share attributable to common shareholders:
Net (loss) income	$(0.03)	$0.05
Weighted average shares outstanding	19,076	18,689

Diluted (loss) income per share attributable to common shareholders:
Net (loss) income	$(0.03)	$0.05
Weighted average shares outstanding	19,076	18,962

Dividends declared per common share	$0.03	$0.03

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,192)	$588
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,911	3,173
Provision for credit losses	1,606	776
Equity in earnings of unconsolidated entities	(1,427)	(3,405)
Distributions from unconsolidated entities	663	1,261
(Gain) loss on sale of leases and loans	(11)	582
Loss on sale of loans and investment securities, net	1,470	−
Gain on resolution of assets	(9)	(244)
Gain on sale of management contract	(6,520)	−
Deferred income tax benefit	422	34
Equity-based compensation issued	781	1,120
Equity-based compensation received	(57)	(375)
Decrease in commercial finance investments	−	8,386
Changes in operating assets and liabilities	(611)	(13,049)
Net cash used in operating activities	(2,974)	(1,153)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(38)	(118)
Investments in unconsolidated real estate entities	(283)	−
Purchase of commercial finance assets	(10,690)	−
Proceeds from sale of management contract	9,095	−
Purchase of loans and investments	−	(1,640)
Proceeds from sale of loans and investment securities	2,946	2,274
Net cash provided by investing activities	1,030	516

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	1,000	45,701
Principal payments on borrowings	(1,908)	(62,326)
Dividends paid	(551)	(540)
Decrease (increase) in debt financing costs	73	(496)
Decrease in restricted cash	6,617	510
Net cash provided by (used in) financing activities	5,231	(17,151)

Increase (decrease) in cash	3,287	(17,788)
Cash at beginning of year	11,243	26,197
Cash at end of period	$14,530	$8,409

SCHEDULE I

RECONCILIATION OF GAAP NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,
	2010	2009
Net (loss) income attributable to common shareholders − GAAP	$(567)	$971
Adjustments, net of tax:
Loss from commercial finance operations (2)	1,735	67
Deferred tax assets	422	92
Adjusted net income attributable to common shareholders	$1,590	$1,130

Adjusted weighted average diluted shares outstanding (3)	20,313	18,962

Adjusted net income attributable to common shareholders per common share-diluted	$$0.08	$$0.06

(1)
Adjusted net income attributable to common shareholders presents the Company’s operations without the effect of its commercial finance operations. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company’s progress in both its real estate and financial fund management segments for the three months ended December 31, 2010 and 2009 separately from its commercial finance operations, which have been severely impacted by a reduction in liquidity and lack of availability of credit. Adjusted net income attributable to common shareholders should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP).  Instead, adjusted net income attributable to common shareholders should be reviewed in connection with net (loss) income attributable to common shareholders in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Loss from commercial finance operations consists of revenues and expenses from commercial finance operations (including gains or losses from the sale of leases and loans, provision for credit losses and depreciation and amortization) net of applicable tax benefits and non-controlling interests.

(3)
Dilutive shares used in the calculation of adjusted net income attributable to common shareholders per common share-diluted includes an additional 1.2 million shares for the three months ended December 31, 2010 which were anti-dilutive for the period and, as such, were not used in the calculation of GAAP net loss attributable to common shareholders per common share-diluted.